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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No. 333-148030 and File No. 333-148029), S-4 (File No. 333-164372) and S-8 (File No. 333-135416, File No. 333-129748, File No. 333-100628, File No. 333-84485, and File No. 333-72967) of Affiliated Managers Group, Inc. (the "Company") of our report dated March 1, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 1, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM